Exhibit 23.1

Consent of Independent Auditor

We consent to the use of our report dated June 19, 2015, with respect to the Statement of Gross Income and Direct Operating Expenses of Archstone Yorba Linda included in the Current Form on Form 8-K/A of Resource Real Estate Opportunity REIT, Inc. and incorporated by reference in the Post-Effective Amendment No. 15 to Form S-11 on Form S-3 (Registration Statement No. 333-160463) of Resource Real Estate Opportunity REIT, Inc.

/s/ Ernst & Young LLP

McLean, Virginia

June 19, 2015